Exhibit 5(a)

                                                 OCTOBER 28, 1999



First Union Real Estate Equity and Mortgage Investments
Suite 1900, 55 Public Square
Cleveland, Ohio 44113-1937

Gentlemen:

     You have requested our opinion with respect to 1,857,037 shares of beneficial interest, $1.00 par value per share (the "Shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "Trust"), which Shares are to be issued (i) to certain executive employees pursuant to the terms of the Trust's 1999 Amended and Restated Long Term Incentive Performance Plan and (ii) to the Trust's non-employee trustees pursuant to the terms of the Trust's 1999 Share Option Plan for Trustees (collectively, the "Plans"). The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In connection with the foregoing, we have examined (a) the Amended and Restated Declaration of Trust and the Amended Bylaws of the Trust, (b) the Plans, filed as Exhibits 4(c) and 4(d), respectively, to the Registration Statement, (c) the forms of Stock Option Agreements for use under the 1999 Amended and Restated Long Term Incentive Performance Plan, filed as Exhibits 4(e) and 4(f) to the Registration Statement, and (d) such records of the proceedings of the Trust and such other documents as we deemed necessary to render this opinion.

     Based upon such examination, we are of the opinion that:

          1. The Trust is a validly existing real estate investment trust organized under the laws of the State of Ohio.

          2. The Shares to be sold by the Trust have been duly authorized and, when issued and sold pursuant to the Plan, and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement.

                                             Very truly yours,

                                             HAHN LOESER & PARKS LLP